Exhibit 10(a)(10)

         Resolution Amending Directors' Deferred Stock Compensation Plan


         RESOLVED, that paragraph 14 of the Deferred Stock Compensation Plan be and hereby is amended by revising the third sentence thereof to read as follows:

                "This Plan may at any time be terminated by the Committee and may be modified or amended from time to time by the Committee, provided, however, that the Committee may not modify or amend this Plan more than once every six months (other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder) and, provided further, that without stockholder approval the Committee may not modify or amend the Plan so as to: (a) increase the maximum aggregate number of shares available under this Plan, except as permitted under paragraph 8 above; (b) increase the payments receivable in respect of Deferred Stock Units credited under the Plan except as permitted under paragraph 8 above; or (c) change the designation of the persons eligible to receive shares under the Plan."


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